Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Palantir Technologies Inc.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, $0.001 par value per share, available for issuance pursuant to the 2020 Equity Incentive Plan	Other	104,953,734(2)	$7.62(3)	$799,222,684.41	$110.20 per $1,000,000	$88,074.34

Total Offering Amounts					$799,222,684.41		$88,074.34

Total Fee Offsets(4)							—

Net Fee Due							$88,074.34

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional shares of the Class A common stock (“Class A common stock”) that become issuable pursuant to the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) by reason of any dividend or other distribution (whether in cash, shares of the Registrant’s Class A common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of the Registrant’s Class A common stock or other securities of the Registrant, or other change in the corporate structure of the Registrant affecting the shares of the Registrant’s Class A common stock.

(2)

Represents an automatic annual increase on January 1, 2023 to the number of shares of the Registrant’s Class A common stock available for issuance under the 2020 Plan, which annual increase is provided for in the 2020 Plan.

(3)

Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $7.62 per share, which is the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on February 13, 2023.

(4)	The Registrant does not have any fee offsets.